LEASE

20 RESEARCH PLACE

CHELMSFORD, MASSACHUSETTS

1.

PARTIES

Research Place, L.L.C., a limited liability company formed under the laws of the Commonwealth of Massachusetts (hereinafter called the "LESSOR"), does hereby lease to Tektronix, Inc., an Oregon corporation (hereinafter called the "LESSEE"), and the LESSEE does hereby lease from the LESSOR the below described Premises.

2.

PREMISES

The space located in the building (the "Building") designated as 20 Research Place, Chelmsford, Massachusetts, containing 43,380 +/- rentable square feet (the "Premises"), located on the real property legally described on Exhibit "A" attached hereto (the "Land") and situated on the Land as shown on the site plan attached hereto in Exhibit "B" (the "Site Plan") and all improvements thereon or to be constructed thereon by LESSOR pursuant to this Lease.  In addition to the Premises, LESSEE shall have the exclusive use of (A) the entrances, hallways, stairways, elevators, bathrooms or other areas designated by the LESSOR from time to time as "Common Areas" of the Building of which the Premises are a part; and (B) the parking areas and access roads of the Building of which the Premises are a part as the same may from time to time exist.  The initial "Common Areas" include the elevators, sidewalks, parking areas, driveways, hallways, stairways, public bathrooms, common entrances, lobby and other similar public areas and access ways as shown on the Site Plan.  LESSOR may change the Common Areas if the changes do not materially and adversely interfere with LESSEE's access to or use of the Premises.

3.

TERM

The term of this Lease ("Term") shall commence on the Commencement Date (hereinafter defined in Section 13.3 below) and shall terminate on the date that is seven (7) years from the Commencement Date.  The actual Commencement Date shall be confirmed in writing in accordance with Exhibit "D."

Portlnd1-2031016.3   0029219-06026

4.

RENT

4.1

The LESSEE shall pay LESSOR base rent per rentable square foot beginning on the Commencement Date according to the following schedule:

Period	Base Rent/RSF	Annual Rent	Monthly Rent

Year 1	$20.00	$867,600.00	$72,300.00
Year 2	$20.00	$867,600.00	$72,300.00
Year 3	$21.00	$910,980.00	$75,915.00
Year 4	$21.00	$910,980.00	$75,915.00
Year 5	$21.00	$910,980.00	$75,915.00
Year 6	$22.00	$954,360.00	$79,530.00
Year 7	$22.00	$954,360.00	$79,530.00

Rent payments shall be due, in advance, on the first day of each month during the Term of this Lease, with pro-rated payments due for the first and last payments if the Commencement Date falls on a day other than the first day of a month.  Unless otherwise provided herein, all base rent installments shall be paid without prior notice or demand and without set off or deduction of any kind to Research Place, L.L.C., 180 Middlesex Street, P.O. Box 949, North Chelmsford, MA 01863, or to such other person or place as LESSOR or its authorized agent may from time to time designate in writing.

4.2

In addition to the other remedies that LESSOR may have hereunder, a late payment fee of two and one-half percent (2 1/2%) per month of the amount of any base rent or additional rent due and owing shall be assessed on payments made ten (10) days after the due date thereof.

5.

OPTION TO EXTEND

Provided the LESSEE is in compliance with all of the material terms and conditions of the within Lease at the time the option is exercised, the LESSEE shall have two (2) options to extend the within Lease for a term of three (3) years per option.  In the event LESSEE intends to so extend said Lease, LESSEE shall give notice in writing to LESSOR no later than nine (9) months prior to the termination of the expiring term.  In the event LESSEE fails to give timely notification, LESSEE shall forfeit said options.  The terms and conditions of the Lease during any extension term shall be identical with the original term, except that annual base rent payable by LESSEE during the option term shall be greater of (ii) the annual base rent for the preceding lease year, or (ii) the Fair Market Rent Rate for the Premises, as of the date LESSEE exercises its option to extend the Term, multiplied by the rentable square feet of the Premises.  The "Fair Market Rent Rate" for the Premises shall be the then competitive base rent on a per square foot basis for a similar amount of office space in comparable properties in Chelmsford, Massachusetts, taking into account the tax and operating expense bases set forth in this Lease and the tenant improvement allowances, free rent and other concessions (if any) provided to new tenants of such comparable spaces.  In the event that LESSOR and LESSEE do not agree on the Fair Market Rent Rate for the Premises within thirty (30) days after LESSEE exercises its option to extend, the Fair Market Rent Rate for the Premises shall be determined by "baseball arbitration," whereby LESSOR and LESSEE shall (within thirty (30) days after such 30-day negotiation period) each submit its proposed Fair Market Rent Rate for the Premises, together with any supporting information as each such party desires, to an arbitrator mutually acceptable to the parties, and the arbitrator shall then promptly select one of the submitted proposals only as the Fair Market Rent Rate for the Premises.  In the event the parties fail to agree on an arbitrator within fifteen (15) days after expiration of the 30-day negotiation period, the arbitrator shall be appointed by the presiding judge of the state court of the county in which the Building is located.

6.

SECURITY DEPOSIT

[INTENTIONALLY DELETED]

7.

TAXES

7.1

LESSOR shall pay all real estate taxes assessed against the Land and the Building of which the Premises are a part when due.  Included in the base rent are all real estate taxes assessed against the Land and the Building of which the Premises are a part for the first full year of full assessment/appraisal with the Building as a completed and occupied unit by the Town of Chelmsford or other taxing authority ("Full Assessment"), anticipated to be fiscal year 2001.  The LESSEE shall pay as additional rent all real estate taxes assessed against the Land and the Building of which the Premises are a part above and beyond Full Assessment.  LESSOR warrants that all of the Land and the Building of which the Premises are a part is subject to the sole use of LESSEE under this Lease and no part of such Land or Building shall be occupied or used by any owner, tenant, user or other party to whom all or part of such real estate taxes should in fairness be allocated.  The inclusion of any partial tax year in the Term shall result in the pro-ration of the LESSEE's liability hereunder to reflect the portion of the tax year included within the Term.

7.2

LESSOR shall give LESSEE prompt notice of all real estate taxes assessed for which LESSEE has any responsibility hereunder.  The LESSEE shall pay as additional rent its proportionate share of the actual real estate taxes above Full Assessment within thirty (30) days of receipt of a bill from LESSOR or thirty (30) days prior to the payment due date for such taxes, whichever is later.

7.3

LESSEE may contest any tax assessment against the Premises in LESSOR's name and behalf in accordance with applicable law provided that LESSOR's interest in the Land and the Building of which the Premises are a part is not jeopardized.  LESSEE shall receive any refunds or abatements of real estate taxes after deduction of the reasonable costs incurred by LESSOR, if any, in obtaining same.  LESSOR shall execute such tax applications as LESSEE shall reasonably request.

7.4

The term "real estate taxes" as used herein shall exclude (i) federal, state, or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate, succession, or inheritance taxes, (iii) penalties or interest for late payment of real estate taxes, and (iv) the portion of real estate taxes that is allocable to any Building capital improvements made after the Building was fully assessed as a completed and occupied unit and the Lease was signed except to the extent the additional improvements directly benefit LESSEE.

8.

USE OF LEASED PREMISES

LESSEE shall use the Premises only as a field office for the demonstration and marketing, sales, manufacturing, service and repair of electronic instruments, for activities incidental thereto and for any other use not prohibited by law.  LESSOR warrants that LESSEE's use of the Premises for such purposes does not violate any covenants, conditions, restrictions, or operating agreements, if any, affecting the Building or Common Areas, or LESSOR's other leases or agreements that are binding on LESSOR.

9.

COMPLIANCE WITH LAWS

9.1

LESSEE agrees that no trade or business shall be conducted upon the Premises or use made thereof which will be immoral or create a nuisance or contrary to any applicable state or federal law, statute, regulation, or any municipal by-law or ordinance in force in the Town of Chelmsford, and further agrees that it shall promptly procure any licenses and permits required for its particular use of the Premises.

9.2

LESSOR warrants that the Premises and all associated Common Areas and facilities shall comply with applicable laws, statutes and codes as of the Commencement Date and that the Building and all HVAC and other mechanical, plumbing and electrical systems will be in good and safe operating order and condition on such date, shall be sufficient for LESSEE's proposed use and shall be free from defects in materials, design or workmanship.  LESSEE's taking possession of the Premises shall not be deemed a waiver or acquiescence by LESSEE to any existing defects or violations of law, whether latent or patent.  LESSEE shall have a reasonable time after defects become apparent to discover and report them to LESSOR.  As soon as reasonably practicable after LESSOR becomes aware of a defect, LESSOR shall, at LESSOR's sole cost and expense, repair any and all material defects in work or condition of the Premises, Building or any Common Areas or any component or system contained therein, that are the responsibility of LESSOR or which were performed by or for LESSOR or LESSOR's contractor or which otherwise existed upon the Commencement Date.  A "material defect" shall be one that materially and adversely affects LESSEE's use or possession of the Premises, Building or Common Areas as intended hereunder.

9.3

LESSEE agrees to promptly and properly remove any of its trash on or near the Premises and not to permit any offensive odors to be emitted therefrom.  LESSEE will not block the driveways, sidewalks, hallways or stairways in or around the Building.

9.4

No hazardous materials or chemical substances shall be stored, used, processed, or disposed of in any manner whatsoever in violation of any local, state or federal laws or regulations.  LESSEE shall not permit the release, discharge, emission, or leakage of any hazardous materials or chemical waste in, on or about the Premises.  No such materials or substances shall be brought onto the Premises, except in the ordinary course of LESSEE's business and provided that the LESSEE meets all of the requirements imposed by law and obtains all necessary licenses and permits.  Immediately after such use, LESSEE shall dispose of all hazardous wastes or materials using licensed transporters and disposers and shall keep adequate and detailed records of such disposition, as required by applicable law.  LESSEE shall identify all such materials and substances whenever required by LESSOR and shall, upon at least 48 hours' prior notice to LESSEE (except in the case of an emergency precluding such notice), permit LESSOR to inspect the Premises and LESSEE's records relating thereto (if any) from time to time.  In the event of any discharge or leakage of such materials caused by LESSEE or its agents, LESSEE shall be responsible for the reporting and cleaning up of the discharge for which it is responsible according to applicable laws and regulations, and shall fully and completely indemnify and hold LESSOR harmless from, any and all costs, expenses and/or liabilities arising therefrom to the extent such discharge or leakage is caused by LESSEE or its agents.  Any equipment of LESSEE using such material shall, upon LESSEE's permanent discontinuance of use thereof, be dismantled promptly and removed from the Premises in compliance with applicable regulations.  No such discontinued equipment or substances brought onto the Premises by LESSEE or its agents and no longer used by LESSEE shall be allowed to remain on the Premises or shall be abandoned thereon.

10.

FIRE INSURANCE

LESSEE shall not permit any use of the Premises which will make voidable any commercially reasonable insurance on the Building and/or Land of which the Premises are a part, or on the contents of said Building or which shall be contrary to applicable law, regulation, or those reasonable standards from time to time established by the Massachusetts Fire Insurance Rating Association, or any similar body succeeding to its powers.  LESSEE shall pay, as additional rent, all extra insurance premiums to the extent caused by LESSEE's particular use of the Premises.

11.

MAINTENANCE OF PREMISES

11.1

LESSEE agrees to maintain at its expense the interior exposed portions of the Premises in good condition and order, including plumbing fixtures, electrical fixtures and the like, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary to replace plate glass and other glass therein, acknowledging that to the best of LESSEE's knowledge the Premises are now in good order and the glass whole.  LESSOR agrees to assign to LESSEE all warranties and guaranties held by LESSOR to the extent applicable to any of the improvements or other portions of the Premises for which LESSEE is obligated under this Lease to maintain or repair.  LESSEE shall not permit the Premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

11.2

Except for the maintenance required by LESSEE under Section 11.1 above, LESSOR shall pay for and make all repairs and replacements to the Premises, Building and Common Areas (including Building fixtures and equipment).  LESSOR shall make such repairs and replacements to maintain the Building and Common Areas in a condition comparable to other first class office buildings in the Chelmsford, Massachusetts area of a similar age.  This maintenance shall include, without limitation, the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC and plumbing.  LESSOR shall make repairs or replacements required hereunder within a reasonable time after receiving notice or having actual knowledge of the need for a repair or replacement.

11.3

LESSOR shall keep in force a maintenance agreement with the terms and conditions of same to be determined solely by the LESSOR, covering all labor and all materials on the heating and air conditioning (HVAC) equipment serving the Premises and will provide a copy of such agreement to the LESSEE if requested.  All costs associated with the maintenance agreement shall be paid in full by the LESSOR as part of the base rent.  Should the HVAC equipment servicing the Premises require replacement parts above and beyond those items normally covered in the maintenance agreement, the LESSOR agrees to pay the cost of labor and materials for said replacement parts, provided that in the event the replacement is caused by negligence on the part of the LESSEE and/or LESSEE's agents, then the LESSEE shall be responsible for the cost of all parts, labor and materials above and beyond those items covered by the maintenance agreement and/or manufacturer's warranty to the extent caused by such negligence of LESSEE.

12.

UTILITIES, SERVICES, OPERATING CHARGES

12.1

LESSOR shall provide at its expense (but subject to reimbursement as provided below) all utilities, HVAC and other services to the Premises during the Building Hours (and at such other hours as may be requested by LESSEE), as may be reasonably required for LESSEE's use of the Premises.

12.2

LESSEE shall pay, as additional rent, the costs of electricity for the lighting and outlets in the Premises.  LESSOR warrants that all such electrical service is separately metered.  In addition, LESSEE shall pay the actual costs to LESSOR for HVAC service to the Premises during times other than the Building Hours when such additional service is requested by LESSEE.  The "Building Hours" as used herein are from 8:00 a.m. to 6:00 p.m. Monday through Friday and from 8:00 a.m. to 12:00 noon on Saturday during each week of the Term.  LESSOR shall provide all utility service to LESSEE at LESSOR's costs without mark up.

12.3

LESSEE shall, at its own expense:

(a)

Repair and maintain in good order and condition the interior exposed portions of the Premises and any renovations, improvements, additions, and alterations thereto made by LESSEE, any window glass therein and shall use all reasonable precaution to prevent waste, damage, or injury to the Premises.

(b)

Pay all charges for telephone and other telecommunication services provided to LESSEE or the Premises.

(c)

Pay for all work performed and materials supplied to the Premises by the LESSEE.

12.4

Operating Expenses.

(a)

LESSOR shall pay for those expenses relating to the Land and Building of which the Premises are a part and described below in Section 12.4(b) as "Operating Expenses."  Included in the base rent are Operating Expenses up to $4.12 per rentable square foot of the Premises per year ("CAM Cap").  The LESSEE shall pay annually as additional rent all of the actual Operating Expenses above and beyond the CAM Cap to the extent attributable to the Term.  LESSOR warrants that all of the Land and the Building of which the Premises is a part is subject to the sole use of LESSEE under this Lease and no part of such Land or Building shall be occupied or used by any owner, tenant, user or other party to whom all or part of such Operating Expenses should in fairness be allocated.  Within sixty (60) days after the end of each lease year, LESSOR shall reconcile the Operating Expenses to reflect actual costs.  If the actual Operating Expenses for a lease year exceed the CAM Cap, then the LESSEE shall pay to the LESSOR such difference within thirty (30) days of LESSOR notifying LESSEE.

(b)

"Operating Expenses" shall mean and include but not be limited to, all amounts reasonably expended by LESSOR for labor and materials in the operation and maintenance of the Land, the Building, the Common Areas, and the Premises, including repairs, replacements, electricity for HVAC during Building Hours, electricity for Common Area lighting and exterior lighting, gas, water, sewer, HVAC maintenance contracts, policing, security, re-striping, sweeping, snow removal, sanding, landscaping, gardening, insurance expenses, common area cleaning, janitorial services, and management fees, except that Operating Expenses shall exclude real estate taxes payable by LESSEE under Section 7 above and those costs and expenses listed on Schedule #1 attached hereto.

(c)

In the event LESSEE is required to pay any portion of Operating Expenses beyond the amount included in base rent, LESSEE at its expense, and after giving LESSOR reasonable advance notice, may cause an examination or audit to be made of LESSOR's books and records relating to Operating Expenses, provided that LESSEE shall pay any such amount then due prior to conducting such audit.  If such audit discloses an error in calculation of the billings to LESSEE, LESSEE shall promptly pay the underpayment or LESSOR shall promptly pay to LESSEE the overpayment, whichever the case may be, and if there has been an overpayment of more than three percent (3%), LESSOR shall reimburse LESSEE for the reasonable cost of the examination or audit.  LESSOR shall maintain the Building and all Common Areas and facilities in as economical manner as possible consistent with the operation of the Building as a first-class office building.

13.

RENOVATIONS, ALTERATIONS AND ADDITIONS

13.1

LESSOR agrees to construct the Lessee improvements ("LESSEE Improvements") to the Premises in accordance with the LESSEE Improvement Workletter attached to this Lease as Exhibit "C" ("Workletter").  The Final Space Plan and all other plans for LESSEE Improvements referred to in the Workletter shall be prepared by Richard W. Griffin, Architect.  LESSOR shall give LESSEE an allowance of $867,600 including architectural design fees and permitting fees for the construction of the LESSEE Improvements pursuant to the Workletter.  Should the cost of constructing the LESSEE Improvements be less than $867,600 LESSEE may allocate any excess funds towards the expense of installing LESSEE'S telecommunications system.  Should the cost of constructing the LESSEE Improvements exceed $867,600, LESSEE shall pay said amount (not to exceed the Maximum Approved Cost as defined in the Workletter) to LESSOR on or before thirty (30) days after the Commencement Date, less an amount reasonably estimated by LESSEE and LESSOR required to complete punch list items (but in no event greater than $15,000) which amount shall be paid to LESSOR upon completion of all such punch list items.

13.2

 LESSOR shall deliver possession of the Premises to LESSEE with the LESSEE Improvements substantially complete (hereinafter defined in the Workletter) in accordance with the Final Space Plan on August 15, 2000, provided; however, the following three (3) conditions are met:  (1) LESSOR receives a fully executed lease for the Premises from LESSEE on or before March 15, 2000; (2) LESSOR receives written approval from LESSEE of the Final Space Plan (as defined in the Workletter) on or before April 15, 2000 (provided that LESSOR's architect has submitted the preliminary space plan for LESSEE's review not later than April 10, 2000); and (3) LESSOR receives all necessary municipal permits from the Town of Chelmsford to construct the Premises pursuant to the Final Space Plan on or before May 1, 2000.  The preceding three (3) conditions shall collectively be referred to "Possession Conditions."  LESSOR and LESSEE shall work diligently and use their best efforts to ensure that Possession Conditions are fulfilled.

13.3

For the purposes of this Lease, "substantially complete" shall be defined as set forth in the Workletter.  The date on which LESSEE delivers the Premises to LESSEE in substantially complete condition shall be referred to as the "Commencement Date."

13.4

Provided all of the Possession Conditions are fulfilled (except to the extent the failure of the Possession Conditions to be satisfied is caused by LESSOR), if LESSOR is unable to deliver possession of the Premises to LESSEE with all LESSEE Improvements substantially complete on August 15, 2000, then LESSEE shall receive one (1) day of free rent for each day after August 15, 2000 that LESSOR takes to substantially complete the LESSEE Improvements ("Free Rent Period").  The Free Rent Period shall commence on the Commencement Date.  In addition, subject to extension of the following deadlines to the extent of any delays caused by LESSEE, in the event that LESSOR does not receive all governmental permits necessary to commence construction of the LESSEE Improvements by June 30, 2000, or does not receive a temporary or permanent occupancy permit for the Premises by November 13, 2000, LESSEE at its option shall have the right to terminate this Lease by notice to LESSOR given within thirty (30) days after such event, whereupon LESSEE shall have no obligation or liability hereunder.

13.5

If one or all of the Possession Conditions are not fulfilled for any reason other than causes within the reasonable control of LESSOR, then LESSOR shall be given one (1) additional day to substantially complete the Premises beyond August 15, 2000 without penalty for each day it takes to fulfill the Possession Conditions.

13.6

All of the LESSEE Improvements by LESSOR shall be completed in a good and workmanlike manner and comply with all applicable laws, ordinances, rules and regulations of governmental authorities.  LESSEE shall have the right to enter the Premises thirty (30) days prior to the Commencement Date for the purpose of installing its telephone and computer systems, networks and other fixtures, provided that (i) LESSEE and its agents and contractors shall not interfere with LESSOR'S WORK, and (ii) LESSEE shall indemnify LESSOR against all claims or damages caused by the act or omission of LESSEE or its agents or contractors in connection with LESSEE's early entry.

13.7

LESSEE shall not make structural alterations or additions to the Premises, nor shall LESSEE make non-structural alterations without the prior written consent of LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed.  All such allowed alterations shall be at the LESSEE's expense and shall be of such quality at least equal to the LESSEE Improvements.  LESSEE shall not permit any mechanics liens, or similar liens, to be placed upon the Premises or the Building of which the Premises are a part for labor and material furnished to LESSEE in connection with work of any character performed at the direction of LESSEE.  All such allowed alterations shall become the property of the LESSOR at the termination of occupancy as provided herein.  In no event shall LESSEE make any structural alterations or additions or non-structural alterations or additions to the Building or Common Areas of the Building.

13.8

Notwithstanding the foregoing, LESSEE may make minor interior additions and changes to the Premises without LESSOR's consent.  A "minor" addition or change is one that does not require a building permit and does not affect the exterior appearance or the interior structure, HVAC or any building system and costs less than $5,000.00.

14.

ASSIGNMENT OR SUBLEASING

LESSEE shall not assign or sublet the whole or any part of the Premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No changes in rent or economic terms of this Lease or payment of any kind will be required as a condition of LESSOR's consent.  Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this Lease, except that LESSEE shall be released from all obligations and liabilities under this LEASE arising on and after the effective date of any permitted assignment of this Lease if the assignee has a net worth of $100 million or more as of the effective date of such assignment.  Notwithstanding the foregoing, LESSEE shall have the right to sublet or assign this Lease, without LESSOR's consent, to (i) a corporation or entity that is an affiliate or related entity of LESSEE, (ii) a corporation or entity that acquires all or substantially all of the business assets of LESSEE or of the business unit of LESSEE primarily doing business in the Premises, or (iii) a corporation in which LESSEE is merged or consolidated in accordance with applicable law for the merger or consolidation of corporations.

15.

SUBORDINATION

This Lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter granted by LESSOR on the Building and property of which the Premises are a part, provided, however, that such subordination shall be conditioned upon LESSEE's receipt of a written agreement in a form and content reasonably acceptable to LESSEE from each mortgagee, trust deed beneficiary or lienholder providing that such party shall recognize this Lease and LESSEE's rights hereunder and not disturb LESSEE's possession of the Premises so long as LESSEE is not in default hereunder, and such other commercially reasonable provisions.  The LESSEE shall, when required, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, subject to the foregoing.  Within ten (10) days of the mutual execution of this Lease, LESSOR shall provide LESSEE with a recordable agreement, in form and content reasonably acceptable to LESSEE, from each existing mortgagee, trust deed beneficiary or other lienholder with an interest in or claim to the Building or Land, or any part thereof, providing that such mortgagee, trust deed beneficiary or lienholder shall recognize this Lease and LESSEE's rights hereunder and not disturb LESSEE's possession of the Premises so long as LESSEE is not in default hereunder, and with such other commercially reasonable provisions.

16.

LESSEE'S LIABILITY INSURANCE

16.1

LESSEE shall maintain commercial general liability insurance (including contractual liability coverage) with regard to the Premises and its appurtenances, issued by insurance companies authorized to do business in Massachusetts, naming LESSEE as insured and LESSOR as additional insured (at its interest appears) in the amount of not less than One Million Dollars ($1,000,000.00) each person and Two Million Dollars ($2,000,000.00) each accident for personal or bodily injury plus Fire Legal Liability Insurance in the amount of One Hundred Thousand Dollars ($100,000.00).

16.2

In addition, during the term of this Lease, LESSEE shall also maintain the following listed insurance:

a.

Workers' Compensation Insurance with statutory limits and employers' liability insurance with limits not less than $1,000,000 each accident.

b.

All risk property insurance covering fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage and all the perils of direct physical loss or damage for at least the replacement value of all LESSEE's furniture, fixtures, equipment, improvements and personal property from time to time in, on or about the Premises.

16.3

LESSEE shall have the right to provide its required insurance coverage pursuant to blanket policies obtained by the LESSEE, provided such blanket policies afford coverage to the Premises, LESSOR, and LESSEE as provided above.

16.4

The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies.  All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each insured named therein.

17.

SIGNS

LESSEE shall be permitted to install sign(s) as are usual and incidental to LESSEE's business on the exterior of the Building or on the adjacent lawn area at LESSEE's expense, subject to LESSOR's prior written consent and approval, which consent and approval shall not be unreasonably withheld, delayed or conditioned.  Said sign(s) shall be in good taste, shall be consistent with the appearance of the Premises and shall be in compliance with all applicable statutes, ordinances, and regulations.  No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by LESSEE on any part of the outside of the Premises or Building, without the prior written consent of the LESSOR, which consent shall not be unreasonably withheld, conditioned or delayed, except that LESSEE may install signs on the Building or the adjacent lawn area advertising a portion of the Premises for sublet.  LESSOR at its expense shall provide LESSEE signage on the building directory and entrance to LESSEE's space of a type, size and design reasonably acceptable to LESSEE.  Upon mutual execution of this Lease, and subject only to LESSOR'S design requirements, LESSEE may erect a temporary, exterior ground mounted sign within the Common Area announcing "future home of Tektronix, Inc."

18.

LESSOR'S ACCESS

The LESSOR or agents of the LESSOR may, at reasonable times upon not less than 48 hours' prior notice (except in the case of an emergency precluding such notice), enter the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR shall elect to do, and may show the Premises to others, and at any time within three (3) months before expiration of the term may affix to any suitable part of the Premises a notice for letting the Premises or property of which the Premises are part and keep the same so affixed without hindrance or molestation, provided that such activities by LESSOR shall not unreasonably interfere with LESSEE's use and possession of the Premises and the conduct of its business therein.  In addition, upon not less than 48 hours' prior notice (except in the case of an emergency precluding such notice), the LESSOR reserves the right to enter the said Premises or any part thereof for the purpose of running (within unexposed areas of the Premises), caring for and maintaining pipes, wires, plumbing, ducts or any other appliances or fixtures through the Premises which may be necessary or which are used in connection with other parts of the Building property of which the Premises are a part, provided that such activities by LESSOR shall not unreasonably interfere with LESSEE's use and possession of the Premises and the conduct of its business therein.  Notwithstanding anything contained in this Lease to the contrary, LESSOR or its agents shall comply with the following:  (i) wear electrostatic discharge devices as a condition of entering the manufacturing, engineering or other electrostatic sensitive areas of the Premises, and (ii) be accompanied by a representative of LESSEE as a condition of entering the Laser Lab in the Premises whenever the Laser Lab is in operation.  LESSOR acknowledges that LESSEE deals with confidential and proprietary information and LESSOR shall use its best efforts to avoid acquiring, copying or viewing any such information.  If LESSOR or its agents learns any such information during or related to any entry into the Premises, LESSOR and its agents shall keep such information strictly confidential and not disclose such information to any person or entity.

19.

INDEMNIFICATION

Subject to Section 31.9 (waiver of subrogation), the LESSEE will hold the LESSOR harmless and indemnified against all claims of whatever nature arising from any act, omission or negligence of LESSEE or LESSEE's contractors, agents, employees, invitees, or arising from any accident, injury or damage caused by LESSEE or LESSEE's contractors, agents, employees, or invitees on or about the Premises, so long as the injury, loss or damage was not caused due to the fault of the LESSOR, LESSOR's servants or agents.  Subject to Section 31.9 (waiver of subrogation), in the event LESSOR is made a party to any litigation against the LESSEE related to LESSEE's use or possession of the Premises, the LESSEE shall indemnify the LESSOR and hold the LESSOR harmless against the same and shall pay all costs, expenses and reasonable attorneys' fees resulting therefrom, except where LESSOR is a party to such litigation by reason of the conduct of LESSOR or its agents.

20.

DAMAGES, EMINENT DOMAIN

Should more than fifty percent (50%) of the Premises, or of the Building of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease effective no earlier than 60 days following notice by LESSOR to LESSEE of such intent.  When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made and the LESSEE may elect to terminate this Lease if:

(a)

LESSOR fails to give written notice within thirty (30) days of intention to restore the Premises, or

(b)

LESSOR fails to restore the Premises to a condition substantially suitable for LESSEE's intended use within ninety (90) days of said fire, casualty, or taking.

LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Premises for any taking by eminent domain, except for rights and claims for damages to the LESSEE's fixtures, property or equipment and any relocation expenses or business interruption expenses and/or reimbursement available to LESSEE.

21.

DEFAULT, BANKRUPTCY

(a)

In the event of any failure of LESSEE to pay any rent due hereunder, including additional rent, within ten (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by LESSEE for more than thirty (30) days after written notice of such default shall be given to LESSEE (unless, in the case of such failure requiring more than thirty (30) days to remedy, LESSEE promptly commences such remedy within said thirty (30) days and diligently pursues such remedy to completion), or if LESSEE shall have declared bankruptcy or insolvency, or filed any debtor proceedings, or shall take or have taken against LESSEE in any court, pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or any part of LESSEE's property (which petition shall not be dismissed within ninety (90) days after being filed), or if LESSEE shall abandon the Premises or suffer this Lease to be taken under any writ of execution, then LESSOR, in addition to any and all rights or remedies, so long as acting lawfully, shall have the immediate right of re-entry and may remove all persons and property from the Premises, and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of LESSEE, all without service of notice or resort to legal process and all without being deemed guilty of trespass or becoming liable for any loss which may be occasioned thereby.

(b)

Should LESSOR elect to re-enter as herein provided or should it take possession pursuant to any notice provided for by law, it may either terminate this Lease or may from time to time without terminating this Lease make such alterations and repairs as may be necessary to relet the Premises, and relet said Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as LESSOR in its reasonable discretion deems advisable.  Upon each such reletting all rentals received by the LESSOR from such reletting shall be applied in the order set forth below:

(1)

To the payment of any indebtedness other than rent due hereunder from LESSEE to LESSOR.

(2)

To the payment of any reasonable costs and expenses of such reletting including brokerage fees, reasonable attorneys' fees and costs of such alterations and repairs.

(3)

To the payment of rent due and unpaid hereunder.

(4)

The balance, if any, shall be held by LESSOR and applied in payment of future rents or expense as the same may become due and payable in accordance with the order set forth above.

If such rentals received from such reletting during any month shall be less than the amount to be paid during that month by LESSEE pursuant to this Lease, then LESSEE shall pay to LESSOR any such deficiency, said deficiency to be calculated and paid monthly.  No such re-entry or taking possession of the Premises by LESSOR shall be construed as an election on its part to terminate this Lease unless a written notice of such intention shall be given to LESSEE or unless the termination of this Lease shall be decreed by a court of competent jurisdiction.

(c)

Notwithstanding any such reletting without termination, LESSOR may at any time thereafter elect to terminate this Lease for any breach.  In addition to any other remedies it may have, it may recover from LESSEE all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys' fees and including the worth at the time of such termination of the rental due, if any, for the remainder of the said stated term to the extent such amounts exceed the fair market rental value of the Premises at such time, all of which amounts shall be immediately due and payable by LESSEE to LESSOR.

22.

NO WAIVER

LESSOR's failure to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation.  LESSOR's receipt of rent with knowledge of the breach of any covenant of this Lease (other than the payment of rent to the extent of such payment) shall not be deemed a waiver of such breach.  LESSOR shall not be deemed to waive any provision of this Lease unless the same is in writing and signed by LESSOR.

23.

HOLDING OVER

Any holding over after the expiration of the term of this Lease, or any renewal or extension thereof (except as expressly provided herein), with the consent of the LESSOR shall be construed to be a tenancy from month-to-month at a base rental of one hundred fifteen percent (115%) of the base monthly rental in effect the month prior to such holding over, and shall otherwise be on the terms and conditions specified in this Lease so far as the same may be applicable.

24.

USE OF PARKING AREA

The LESSEE shall have the exclusive right to use the parking facilities as shown on the Site Plan.  The LESSOR shall provide four (4) parking space per 1,000 rental square feet of the Premises (including handicapped and visitor parking as required by applicable law), without charge or fee to LESSEE or its agents, employees, customers, guests, invitees and licensees.  The LESSOR shall manage and maintain said parking area and shall engage a contractor to remove snow from said parking area when accumulation has reached two (2) inches or more, provided that the LESSOR shall be under no liability for failure of removal due to weather conditions, accidents or other causes beyond LESSOR's control.  The LESSOR reserves the right to build additional structures on the parking area, provided that the above ratio of parking spaces is maintained.

25.

NOTICE

Any notice required or permitted hereunder shall be in writing.  Any notice from the LESSOR to the LESSEE relating to the Premises or to the occupancy thereof shall be deemed duly served three (3) days after being deposited with the U.S. Postal Service, registered or certified mail, return receipt requested postage prepaid, addressed to the LESSEE at the address set forth below or at such other address as the LESSEE may from time to time advise in writing. Any notice from the LESSEE to the LESSOR relating to the Premises or to the occupancy thereof shall be deemed duly served three (3) days after being deposited with the U.S. Postal Service, registered or certified mail, return receipt requested, postage paid, addressed to the LESSOR's address set forth below or at such other address as the LESSOR may from time to time advise in writing.

LESSOR:

Research Place, L.L.C.

180 Middlesex Street

P.O. Box 949

North Chelmsford, MA 01863

LESSEE:

The Secretary

Tektronix, Inc.

Mail Station 55-011

P.O. Box 500

Beaverton, Oregon 97077-0001

With a copy to:

Real Estate Department

Tektronix, Inc.

Mail Station 55-011

P.O. Box 500

Beaverton, Oregon 97077-0001

26.

SURRENDER

The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE's goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Premises).  All additions, alterations, fixtures, and other improvements to the Premises (except for trade fixtures of LESSEE), whether made by LESSOR or LESSEE, shall become a part of and remain with the Premises throughout the lease term and thereafter, except that LESSEE shall upon expiration or termination of this Lease remove any alterations, additions or improvements made by LESSEE if such removal was required at the time of LESSEE's consent to their installation (if such consent was required hereunder).  LESSEE shall surrender the Premises to LESSOR in the same broom clean condition that the Premises were in on the Commencement Date except for (i) ordinary wear and tear;(ii) damage by the elements, fire, or other casualty; (iii) condemnation; (iv) damage arising from any cause not required hereunder to be repaired, replaced, or paid for by LESSEE; and (v) alterations as permitted by this Lease except as required to be removed as provided in the preceding sentence.  In the event of the LESSEE's failure to remove any of LESSEE's property from the Premises within ten (10) days after the expiration or termination of the Lease, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice, any or all of the property not so removed, and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

27.

INTERRUPTION OF UTILITIES

All utility services provided by LESSOR are subject to interruption due to any accident, the making of repairs, alterations or improvements, labor difficulties, trouble obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for the Building, or to any other cause beyond the LESSOR's control, and LESSOR shall not be liable for any cost or expense incurred because of any such interruption.  LESSOR shall use its best efforts to restore any interrupted utilities as soon as possible.

28.

REPRESENTATION

There are no representations, statements and/or understandings made by the LESSOR, its agents, employees or servants other than those expressly set forth in writing herein.  LESSEE expressly agrees that it is not relying on any representations, statements and/or understandings, written or oral, other than those expressly set forth herein, in leasing the Premises.  Except as provided herein, LESSEE was not induced by LESSOR or its agents, servants, or employees to lease the Premises.  LESSEE agrees that it had an opportunity to obtain independent counsel and have said counsel review this Lease prior to its signing it.  By signing below, LESSEE agrees that all terms of the Lease are set forth in this Lease and that the LESSEE has read and understood these terms.

29.

DEFINITION

The terms "LESSOR" and "LESSEE" shall be deemed to include their heirs, executors, administrators, successors and assigns, whenever the context so admits.  This Lease shall be binding upon and inure to the benefit of the respective successors and assigns of each party.

30.

GOVERNING LAW

This Lease shall be construed and interpreted by the internal substantive laws of the Commonwealth of Massachusetts.

31.

MISCELLANEOUS

31.1

Mitigation of Damages.  In the event of default by a party under this Lease, the non-defaulting party shall use reasonable efforts to mitigate the defaulting party's liability hereunder.

31.2

 Decision Making.  Whenever a party's consent, approval, decision, or determination is required under this Lease, such consent or approval shall be given or decision or determination shall be made in writing and in a commercially reasonable manner.  Any denial of consent will include in reasonable detail the reason for denial or aspect of the request that was not acceptable.

31.3

Brokers.  Except for Mark Reardon of Cushman and Wakefield of Massachusetts, Inc. and Nordblom Brokerage Company, Inc. who shall each be fully compensated by LESSOR, LESSOR and LESSEE each represent and warrant that no commission or fee is payable to any broker or agent in connection with this Lease, and each agree to indemnify and defend the other against all liability arising from any such claim caused by the indemnifying party.

31.4

LESSOR's Insurance.  LESSOR shall insure the Building and all improvements therein and the Common Areas, against damage by fire and standard extended coverage perils, including "All Risks" perils coverage, in the full replacement cost thereof (as the value may exist from time to time), and such insurance shall include a replacement cost endorsement subject to no co-insurance.  In addition, LESSOR shall carry Commercial General Liability insurance for damages because of bodily injury to or personal injury to or death of any person(s) or property damage occurring in or about the Building and Common Areas in the following minimum amounts:  one million ($1,000,000.00) dollars each occurrence; two million ($2,000,000.00) dollars general aggregate.  The foregoing policies shall (i) be issued by financially responsible companies qualified to do business in Massachusetts, (ii) be primary policies (not as contributing with or in excess of LESSEE's coverage), (iii) be written on an "occurrence" basis, and (iv) provide that such policies may not be canceled without at least ten (10) days' prior written notice to LESSEE.  The foregoing liability insurance shall name LESSEE as an additional insured as its interest may appear.  Upon request, LESSOR shall provide LESSEE with reasonable evidence of the insurance policies carried by LESSOR.  LESSOR may carry any other form of insurance as it or its mortgagee may deem advisable.

31.5

Casualty.  In the event of a casualty, LESSOR shall within thirty (30) days from the date of such casualty give notice to LESSEE either (i) that LESSOR will rebuild in a time certain stated in said notice (not to exceed ninety (90) days from the date of the casualty notice), or (ii) that LESSOR will terminate this Lease effective no earlier than sixty (60) days following the date of such notice.  In addition to other remedies available to LESSEE, LESSEE shall have the right to terminate this Lease (a) if the casualty is such that the Premises, reasonable access to the Premises and any part of the Building or Common Areas reasonably necessary in connection with the use of the Premises cannot be repaired or restored within one hundred twenty (120) days from the date of the casualty, or (b) in the event of the partial destruction of such portion of the Premises or the Building of which it is a part or any Common Areas or facilities serving the same, if LESSEE determines it is not able to economically operate its business in the undamaged portion of the Premises available for use, if any, while repairs are being made.  Upon termination by LESSEE pursuant to the foregoing, LESSEE shall have no further liability or obligation to LESSOR hereunder.  In the event this Lease is not so terminated, rent and other amounts payable by LESSEE under this Lease shall abate as of the date of casualty to the extent the remainder of the Premises is untenantable for the continued economic conduct of LESSEE's business thereon.  In the event of termination, all rent and other amounts payable by LESSEE under this Lease shall abate as of the date of casualty.  In the event of termination of this Lease by reason of casualty, LESSEE shall be entitled to recover any prepaid amounts attributable to periods following the date of such casualty, including without limitation, prepaid rent, additional rent and security deposit, if any.

31.6

Condemnation.  In addition to other rights granted LESSEE in the Lease, in the case of any condemnation (or purchase in lieu or under threat thereof) by any governmental or quasi-governmental authority of all or any of the Premises or related Common Areas or facilities, easements or appurtenances, or any access thereto such that the remainder is not reasonably suitable for the continued efficient and economic use of the Premises by LESSEE (as determined by LESSEE in its sole discretion), LESSEE shall have the option to terminate the Lease upon written notice to the LESSOR effective upon the date possession is taken by the condemning authority.  Any rent, additional rent, security deposit or other amounts paid in advance of such date attributable to any period following such date shall be refunded to LESSEE.  In the event neither party hereto shall terminate this Lease, LESSOR promptly and diligently shall make all necessary repairs to the Premises, Building and any Common Areas affected by such taking to render and restore the same to complete architectural and functional units as comparable as reasonably possible in utility to LESSEE as such existed before such taking and LESSEE shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the same terms and conditions as herein provided, except that the rent reserved and other amounts payable by LESSEE under this Lease herein shall be reduced in direct proportion to the amount of the Premises so taken and, also, during any period of interference with LESSEE's use and enjoyment of such areas or rights during any repair, reconstruction or refurbishment related to such taking.  For the purposes of this paragraph, the taking shall include a transfer in lieu of or in contemplation of such taking.

31.7

LESSOR's Defaults.  In the event of a default by LESSOR hereunder and neither LESSOR nor its lender cures said breach within the sooner of thirty (30) days after receipt of actual knowledge of such default, or thirty (30) days after receipt of notice of same from LESSEE (except that if the default is of such a nature that more than thirty (30) days is required to cure, the LESSOR or its lender shall have such time as is reasonably necessary to effect such cure provided such party commences such cure within such 30-day period and diligently pursues it to completion), or if having commenced said cure LESSOR or its lender do not diligently pursue it to completion, then LESSEE, in addition to all other rights and remedies available to LESSEE under this Lease or at law or in equity, may elect to take any reasonable actions and incur any reasonable expenses it deems reasonable to cure said default and offset against the installment(s) of base rent and additional rent next due hereunder the costs of such cure incurred by LESSEE until LESSEE is fully reimbursed for all such costs.

31.8

Quiet Enjoyment.  LESSOR warrants that so long as LESSEE complies with all terms of this Lease, LESSEE shall be entitled to peaceable and undisturbed possession of the Premises and enjoyment of all rights granted in this Lease free from any eviction or disturbance by LESSOR or any third party claiming by, through, under or superior to LESSOR.

31.9

Waiver of Subrogation.  Notwithstanding anything to the contrary contained herein, LESSOR and LESSEE each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy that either may have in force at the time of the loss or damage or would be insured under the insurance coverage required to be maintained under this Lease.  Each party shall notify its insurers that the foregoing waiver is contained in this Lease.  LESSOR and LESSEE shall use their best efforts to cause each insurance policy obtained by each of them to provide that the insurer waives all right of recovery by way of subrogation against the other in connection with any loss or damage covered by such policy.

31.10

Attorney's Fees.  If a suit, action, arbitration or other proceeding of any nature whatsoever, including without limitation any proceeding under the U.S. Bankruptcy Code, is instituted, or the services of an attorney are retained, to interpret or enforce any provision of this Lease or with respect to any dispute relating to this Lease, the prevailing party shall be entitled to recover from the losing party its reasonable attorneys' fees, paralegal fees, accountant fees, and other expert fees, and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith.  In the event of suit, action, arbitration, or other proceeding, the amount of fees shall be determined by the judge or arbitrator, shall include reasonable fees and expenses incurred on any appeal or review, and shall be in addition to all other amounts provided by law.

31.11

Indemnity/Exculpation.

(a)

Subject to Section 31.9 above (waiver of subrogation), nothing in this Lease shall relieve LESSOR or LESSOR's managing agent from liability for LESSOR's own negligence or misconduct or that of its respective employees, partners, agents, contractors or invitees, or for any breach of any covenant, representation or warranty of LESSOR.  Nor shall any transfer, whether voluntary or involuntary, by LESSOR or LESSOR's managing agent relieve or release such LESSOR or LESSOR's managing agent from any liability or obligation under this Lease arising on or before or on account of such transfer.  Subject to Section 31.9 above (waiver of subrogation), LESSOR shall indemnify, defend and hold LESSEE harmless from and against any and all claims, losses, damages, liabilities and costs arising out of or related to any breach by LESSOR of any provision or warranty in this Lease, the conduct of LESSOR or its managing agent, or their respective agents, employees, invitees, suppliers or independent contractors., and any condition of the Premises, Building or Land (including without limitation the presence or suspected presence, disposal, use, hauling, transport, generation or release of any Hazardous Materials) which existed at the Commencement Date or for which the LESSOR is otherwise responsible.  "Hazardous Materials" means any hazardous, toxic, infectious or radioactive substance, material or waste defined or listed under any federal or state environmental law (including petroleum oil and its fractions, asbestos, urea formaldehyde and radon).

(b)

Subject to Section 31.9 above (waiver of subrogation), nothing in this Lease shall relieve LESSEE or LESSEE's agents from liability for LESSEE's own negligence or misconduct or that of its respective employees, partners, agents, contractors or invitees, or for any breach of any covenant, representation or warranty of LESSEE.  Nor shall any transfer, whether voluntary or involuntary, by LESSEE or LESSEE's agents relieve or release such LESSEE or LESSEE's agents from any liability or obligation under this Lease arising on or before or on account of such transfer.  Subject to Section 31.9 above (waiver of subrogation), LESSEE shall indemnify, defend and hold LESSOR harmless from and against any and all claims, losses, damages, liabilities and costs arising out of or related to any breach by LESSEE of any provision or warranty in this Lease, or the conduct of LESSEE or its agents, employees, invitees, suppliers or independent contractors.

31.12

Compliance With Laws.  Under certain provisions of this Lease, LESSEE may have agreed that it will conduct its business on the Premises in a lawful manner and so as to comply with any and all governmental laws, rules, regulations and orders, the requirements of any insurer insuring the Premises, Building or Common Areas, and any private covenants, conditions or restrictions that may be applicable to LESSEE or the Premises.  However, notwithstanding anything to the contrary in this Lease, such provisions will apply only to the manner in which LESSEE conducts its particular business on the Premises.  All other compliance with any such law, rule, regulation or order, or any such requirement, covenant, condition or restriction shall be made by and at the sole cost and expense of LESSOR, except such as may be required by LESSEE's specific use of the Premises.

31.13

Evidence of Authority.  LESSOR represents and warrants to LESSEE that it is the owner of the Premises with full power and authority to enter into this Lease and perform its obligations hereunder for the full Term and has good and marketable title to the Premises and common areas and facilities serving the Premises in fee simple, free and clear of all liens, claims and encumbrances that would materially and adversely affect the Premises or LESSEE's rights, uses and privileges granted in this Lease, and that to the best of LESSOR's knowledge, the Premises are zoned for the uses specified in Section 8.

31.14

Documents.  The following documents are attached hereto and incorporated into this Lease:

Schedule "1"

Exclusions from Operating Expenses

Exhibit "A"

Legal Description

Exhibit "B"

Site Plan

Exhibit "C"

LESSEE Improvement Workletter (with Schedule WL)

Exhibit "D"

Supplemental Agreement

Exhibit "E"

Janitorial Services

IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals this ____ day of ____________, 2000.

LESSOR:

LESSEE:

Research Place, L.L.C.

Tektronix, Inc., an Oregon corporation

Eric S. Katz, Manager

By:

Barbara Block

Its:

Vice President, Administrative Services

The Commonwealth of Massachusetts

 ss.

                                                       , 2000

Then personally appeared the above named ERIC S. KATZ, MANAGER OF RESEARCH PLACE, L.L.C. and acknowledged the foregoing instrument to be his free act and deed before me.

Notary Public

My Commission expires ________________, 2000

STATE OF OREGON

)

)  ss.

County of __________________

)

This instrument was acknowledged before me on                          , 2000, by Barbara Block, as Vice President, Administrative Services of TEKTRONIX, INC., an Oregon corporation.

[SEAL]

___________________________________

Notary Public for Oregon

#

Portlnd1-2031016.3   0029219-06026

SCHEDULE #1

20 Research Place, Chelmsford, MA

EXCLUSIONS FROM OPERATING EXPENSES

Notwithstanding anything to the contrary contained in the Lease, the following costs and expenses shall not be included in Operating Expenses (or other expenses) chargeable to LESSEE under the Lease:

32.

Rent on any ground lease;

33.

Costs incurred in connection with the original construction or expansion of the Premises (including tenant improvements), Building or Common Areas, and any interest or payments on any financing, or costs of correcting defects in the initial design or construction of the Premises, Building or Common Areas or expansion;

34.

Any depreciation and amortization of the Building of which the Premises are a part or other buildings and improvements on the Land;

35.

Costs of a capital nature including, without limitation, capital improvements, capital repairs or replacements, capital equipment and capital tools, as determined under generally acceptable accounting principles consistently applied, except that the annual amortization of such costs may be included by amortization over the useful life of each capital item with a reasonable salvage value on a straight-line basis, provided that such costs were either (i) required by changes in applicable law enacted after the Commencement Date, or (ii) made as a labor-saving measure or to accomplish savings in operating, repairing, managing or maintaining the Building, but such costs are included only to the extent of the savings;

36.

Advertising or promotional expenditures;

37.

Costs, fines or penalties for any violation of law or contract by LESSOR, or LESSOR's expenses incurred in connection with responding to or contesting the same;

38.

Interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed or advanced money, except as expressly permitted herein;

39.

Costs related to operation of LESSOR as an entity (rather than the operating of the Building), including the cost and formation of the entity, internal accounting, legal matters, preparation of tax returns, etc.;

40.

Costs of LESSOR's general overhead, including salaries;

41.

Costs occasioned or necessitated by (i) fires, windstorm, or other casualty or cause, to the extent such repairs are covered by insurance or would have been covered by a standard "all risk" form of casualty insurance policy, and (ii) the negligence or wrongful act or omission of any person other than LESSEE or LESSEE's agents or employees;

42.

Costs incurred to test, survey, cleanup, contain, abate, remove or otherwise remedy any Hazardous Materials in, on or under the Land unless such Hazardous Materials were in, on or under such Land because of LESSEE's negligence or intentional acts;

43.

Costs incurred to comply with the Americans with Disabilities Act of 1990, as amended, and the regulations and accessibility guidelines thereunder and any similar state or local laws, except to the extent compliance is required by amendments thereof adopted after the Commencement Date;

44.

Costs relating to any property owned by LESSOR not comprising the Building or related common areas and facilities;

45.

Costs reimbursed to LESSOR by LESSEE, insurance proceeds or a third party.

46.

Costs which are in excess of those which would be paid if the services or materials were obtained from an independent entity through competitive bidding;

47.

Costs related to the defense of LESSOR's title to, or interest in, the Building or Land;

48.

Costs fairly allocable to a period other than the Lease Term; and

49.

Other expenses that under generally accepted accounting principles consistently applied would not be considered normal maintenance, repair, management or operation expenses.

Schedule #1, Page #

Portlnd1-2031016.3   0029219-06026

EXHIBIT "A"

Legal Description

The land in Chelmsford, Massachusetts on Research Place shown as Lot 22A on the plan entitled "Definitive Subdivision in the Town of Chelmsford, Massachusetts for Research Place Extension, dated November 19, 1997" by Howe Surveying Associates, Inc. and recorded with Middlesex North District Registry of Deeds in Book of Plans197, Plan 89.

Containing 122,884 square fee or 2.82 acres of land more or less, according to said plan.

Said Lot 22A is conveyed subject to and with the benefit of all easements, restrictions and reservations of record insofar as the same may be in force and effect.

Being a portion of the premises conveyed to the Grantor by deed of Shawmut Bank, N.A. dated December 3, 1992 and recorded with said Deeds in Book 6249, Page 003.

Exhibit A, Page #

Portlnd1-2031016.3   0029219-06026

EXHIBIT "B"

Site Plan

[ATTACH SITE PLAN]

Exhibit B, Page #

Portlnd1-2031016.3   0029219-06026

EXHIBIT "C"

LESSEE Improvement Workletter

This Workletter is attached to and forms a part of that Lease pursuant to which LESSOR has leased to LESSEE space in the building known as 20 Research Place, Chelmsford, Massachusetts.  Each capitalized term used herein and not otherwise defined in this Workletter shall have its meaning as given in the Lease.

1.

DEFINITIONS.  As used in this Workletter, the terms set forth below shall have the following meanings:

1.1

Approval.   Whenever either party's approval is required under this Workletter, such approval shall not be unreasonably withheld, conditioned or delayed.  In reviewing LESSEE's space plan, Working Drawings and/or Change Orders, LESSOR may reasonably withhold its approval if the same exceeds or adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air-conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, or does not conform to applicable building codes or is not approved by any governmental, quasi-governmental or utility authority with jurisdiction over the Premises.

1.2

Base Building Improvements.  Those elements of the core and shell construction that are to be completed in preparation for the improvements to the Premises for LESSEE's use.  This includes building structure, envelope and systems as indicated in Schedule WL attached to this Workletter.  Base Building Improvements defines the shell structure to which the LESSEE Improvements are added.

1.3

Change Order.   Any change, modification, or addition to the Final Space Plan or Working Drawings after LESSOR and LESSEE have approved the same.

1.4

Construction Schedule.  A schedule depicting the relative time frames for various activities related to the construction of the LESSEE Improvements in the Premises.

1.5

Cost of LESSEE Improvements.  All costs of designing and constructing the LESSEE Improvements not paid directly by LESSEE, including, but not limited to (a) all architectural and engineering fees and expenses, (b) all contractor and construction manager costs and fees, (c) all labor and materials, and (d) all permit and governmental fees.  Cost of LESSEE Improvements does not include any fee to LESSOR for overhead, coordination, administration or profit.

Exhibit C, Page #

Portlnd1-2031016.3   0029219-06026

1.6

Estimated Construction Costs.  A preliminary estimate of the Cost of LESSEE Improvements as depicted on the Final Space Plan, including all architectural, engineering, contractor and any other costs as can be determined from the Final Space Plan.

1.7

Final Space Plan.  A drawing of the Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, door locations, types of electrical and data and telephone outlets, and delineation of furniture and equipment.  The Final Space Plan may be preceded by preliminary space plans.

1.8

Maximum Approved Cost.  The sum of the LESSEE Improvement Allowance and any additional amount that LESSEE has agreed to pay for the Cost of LESSEE Improvements to the Premises.

1.9

LESSEE Improvements.  All design and construction work necessary in order to complete the Premises for LESSEE's use, in accordance with the Final Space Plan, as amended by any Change Orders.  The LESSEE Improvements do not include the Base Building Improvements or personal property items, such as decorator items or services, art work, plants, furniture, equipment or other fixtures not permanently affixed to the Premises.

1.10

LESSEE Improvement Allowance.  The sum of $867,600 to be applied by LESSOR to the Cost of LESSEE Improvements.

1.11

LESSOR's Representative.  Eric Katz (978/251-8761).

1.12

LESSEE Cost Proposal.  A final estimate of the Cost of LESSEE Improvements as depicted on the Working Drawings.

1.13

LESSEE's Representative.  Dean Morafcik (503/627-5988).

1.14

Working Drawings.  Construction document detailing the LESSEE Improvements and conforming to codes, complete in form and content and containing sufficient information in detail to allow for competitive bidding or negotiated pricing by contractors selected and engaged by LESSOR.

2.

REPRESENTATIVES.  LESSOR appoints LESSOR's Representative to act for LESSOR in all matters associated with this Workletter.  LESSEE appoints LESSEE's Representative to act for LESSEE in all matters associated with this Workletter.  All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Workletter will be made to LESSOR's Representative or LESSEE's Representative, as the case may be.  LESSEE will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any employee or agent of LESSOR, including without limitation LESSOR's architect, engineers and contractors, or any of their agents or employees, with regard to matters associated with this Workletter.  Either party may change its representative under this Workletter at any time by providing three (3) days' prior written notice to the other party.  Notwithstanding the foregoing, Richard W. Griffin on behalf of LESSOR and Cheryl Schneidermann on behalf of LESSEE, respectively, may work towards completion of the preliminary space plan, subject to final approval of such plans by each party's Representative.

3.

SCHEDULE OF IMPROVEMENT ACTIVITIES.

3.1

Base Building Improvements. LESSOR agrees that the Base Building Improvements will be completed before or at the time of completion of LESSEE's Improvements, except for any delays caused by strikes, lockouts, material shortages, governmental regulations, acts of God or other matters beyond the control of LESSOR.

3.2

Final Space Plan. LESSEE will meet with LESSOR's architect to provide information necessary for the architect to prepare a preliminary space plan of the LESSEE Improvements.  LESSOR's architect will diligently prepare a preliminary space plan and forward it to LESSEE.  LESSEE shall diligently work with LESSOR's architect to finalize the preliminary space plan.

3.3

Estimated Construction Cost and Maximum Approved Cost.  After LESSEE's final approval of a preliminary space plan ("Final Space Plan"), LESSOR will cause to be prepared not later than March 30, 2000 a preliminary estimate of the Cost of the LESSEE Improvements as set forth in the Final Space Plan.  If the Estimated Construction Cost is less than the LESSEE Improvement Allowance, the Estimated Construction Cost will be deemed approved without a required response from LESSEE.  If the Estimated Construction Cost is more than the LESSEE Improvement Allowance, LESSOR will so notify LESSEE in writing not later than March 30, 2000, and LESSEE will establish the Maximum Approved Cost by either (a) agreeing in writing to pay the amount by which the Estimated Construction Cost exceeds the LESSEE Improvement Allowance, or (b) revising the Final Space Plan in order to insure that the Estimated Construction Cost is either no more than the LESSEE Improvement Allowance or exceeds the LESSEE Improvement Allowance by an amount that LESSEE agrees to pay. LESSEE will give immediate attention to establishing the Maximum Approved Cost and respond to the LESSOR within five (5) business days.  Upon LESSEE's timely fulfillment of its obligations in either clause (a) or clause (b), the Maximum Approved Cost will be established.

3.4

LESSEE Cost Proposal.  Upon establishment of the Maximum Approved Cost, LESSOR will cause to be prepared and delivered to LESSEE the Working Drawings, Construction Schedule and the LESSEE's Cost Proposal for the LESSEE Improvements in accordance with the Final Space Plan by not later than April 10, 2000, all for LESSEE's review and approval by not later than April 15, 2000.  If the LESSEE Cost Proposal is more than the Maximum Approved Cost, LESSOR will so notify LESSEE in writing, and LESSEE will either (a) agree in writing to pay the amount by which the LESSEE's Cost Proposal exceeds the prior Maximum Approved Cost, thereby increasing the Maximum Approved Cost to the LESSEE's Cost Proposal or (b) request LESSOR to revise the Working Drawings in order to insure that the LESSEE's Cost Proposal is no more than the Maximum Approved Cost.  LESSEE will give its immediate attention to such approval process and respond to LESSOR within ten (10) business days after submissions are made to it.  Upon approval, LESSOR will take all necessary steps to commence construction of LESSEE's Improvements.

3.5

Permits and Commencement of Construction. Following completion and approval of the Working Drawings and the LESSEE Cost Proposal, LESSOR will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits.  Upon receipt of the necessary approvals and permits, LESSOR will begin construction of the LESSEE Improvements to the end that such improvements will be completed by the date required by this Lease.

4.

CHANGE ORDERS.  LESSEE may authorize changes to the LESSEE Improvements during construction only by written instructions to LESSOR's representative.  All such changes will be subject to LESSOR's prior written approval.  Within ten (10) business days of receiving LESSEE's request for changes and prior to commencing any change, LESSOR will prepare and deliver to LESSEE, for LESSEE's approval, a change order setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor's costs and fees.  Within five (5) business days after delivery of such Change Order by LESSOR, LESSEE will notify LESSOR either (i) that such Change Order is approved, or (ii) that LESSEE withdraws its request for changes.  LESSOR will promptly proceed with all approved changes.

5.

SUBSTANTIAL COMPLETION.  The LESSEE Improvements shall be considered substantially complete for purposes of the Lease at such time as (i) LESSOR has completed the LESSEE Improvements so that (A) LESSEE can occupy and use the Premises for their intended purposes without material interference, and (B) the only incomplete items are minor or insubstantial details of construction, mechanical adjustments or finishing touches like touch-up painting or plastering; (ii) the local municipality issues a temporary or permanent certificate of occupancy if required for lawful occupation and use of the Premises by LESSEE; and (iii) LESSEE and its agents, employees and invitees have reasonable use of and access to the Common Areas, Building and its facilities and systems as intended for use in connection with the Premises.  LESSOR shall notify LESSEE in writing thirty (30) days prior to the anticipated date of substantial completion, and LESSOR will promptly provide additional written notice(s) if such substantial completion date is expected to change from the date specified in the last notice.  Prior to the Commencement Date, a punch list will be prepared by LESSEE in connection with a walk-through inspection of the Premises by LESSEE and LESSOR identifying those items needing additional work by LESSOR.  LESSEE shall provide the punch list to LESSOR within five (5) business days after the walk-through inspection.  LESSOR's contractor will complete all reasonable punch list items within thirty (30) days after receipt of the punch list or as soon as practicable after such walk-through.

6.

COST RESPONSIBILITIES.

6.1

LESSOR's Responsibilities.  LESSOR will pay for (i) all costs of the Base Building Improvements,  and (ii) up to the amount of the LESSEE Improvement Allowance for the Cost of LESSEE Improvements.

6.2

LESSEE's Responsibilities.  LESSEE will pay for the amount by which the lesser of the following exceeds the LESSEE Improvement Allowance: (a) the Cost of LESSEE Improvements, including Change Orders, or (b) the Maximum Approved Cost, plus the costs of Change Orders.  LESSEE will not be entitled to any credit for any portion of the LESSEE Improvement Allowance that is not used, except that LESSOR will pay LESSEE such credit towards payment of LESSEE's costs of its telecommunications systems. LESSEE's share of the cost shall be due and payable within thirty (30) days after the Commencement Date, subject to the holdback for punch list items as provided in Section 13.1, and shall be additional rent for purposes of the Lease.

7.

DEFAULT.  Any default under this Workletter shall be considered a default under the Lease.

SCHEDULE WL

Base Building Improvements

[TO BE PROVIDED - INCLUDE LOADING DOCKS]

EXHIBIT "D"

Supplemental Agreement

THIS SUPPLEMENTAL AGREEMENT ("Supplement") is made on ___________, 2000, between Research Place, L.L.C. ("LESSOR") and Tektronix, Inc. ("LESSEE").

WHEREAS, LESSOR and LESSEE entered into a Lease Agreement ("Lease") dated March ___, 2000 for property in the Town of Chelmsford, County of Middlesex, Commonwealth of Massachusetts, more specifically described in the Lease; and

WHEREAS, Paragraph 3 of the Lease provides that LESSOR and LESSEE shall specify the Commencement Date of the Lease by Supplemental Agreement; and

WHEREAS, Paragraph 13 C of the Lease provides that the Commencement Date shall be the date on which the LESSOR substantially completes the Premises.

NOW, THEREFORE, LESSOR and LESSEE agree to supplement the Lease as follows:

1.

The Commencement Date of the Lease is ____________, 2000.

2.

The Term of the Lease is from ___________, 2000 through ___________, 2000.

3.

The Free Rent Period, if applicable, is from ___________, 2000 through ___________, 2000.

4.

The Lease, except as herein supplemented, is in all other respects fully ratified and confirmed.

5.

Except as otherwise defined herein, all capitalized terms used in this Supplement shall have the meaning ascribed to such terms in the Lease.

6.

LESSOR represents and warrants that LESSOR has full right and, power and authority to enter into this Supplement.

7.

LESSEE represents and warrants that LESSEE has full right and, power and authority to enter into this Supplement.

Exhibit D, Page #

Portlnd1-2031016.3   0029219-06026

IN WITNESS WHEREOF, LESSOR and LESSEE have caused this Supplement to be executed:

Witness:

LESSOR:

Research Place, L.L.C.

By: ___________________________

By: ___________________________

      Eric S. Katz, Manager

Witness:

LESSEE:

Tektronix, Inc.

By: ___________________________

By: ___________________________

EXHIBIT "E"

Janitorial Services

[ATTACH JANITORIAL SERVICES]

Exhibit E, Page #

Portlnd1-2031016.3   0029219-06026